UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Z SQUARED INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 South Andrews Ave., Suite #700 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

305-697-0792

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZSQR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 28, 2026, Z Squared Inc., a Delaware corporation (the “Company”), entered into a binding letter of intent (the “LOI”) with MN Data Centers JV LLC, a Delaware limited liability company (“MN Data Centers”), and Claw Holdings, LLC, a North Carolina limited liability company (“Claw” and, together with MN Data Centers, the “Sellers”), setting forth the principal terms and conditions on which the Company proposed to acquire one hundred percent (100%) of the issued and outstanding membership interests of Skycore Digital LLC, a North Carolina limited liability company (“Skycore”), from the Sellers (the “Skycore Acquisition”).

On July 9, 2026, the Company and the Sellers entered into a First Amendment to Letter of Intent, effective as of June 30, 2026 (the “First Amendment”). Pursuant to the First Amendment:

Extension of Drop Dead Date. The Drop Dead Date under the LOI was extended from June 30, 2026 to January 15, 2027, and may be further extended by mutual written agreement of the parties.

Elimination of Break-Up Fee. The $500,000 break-up fee previously payable by the Company under the LOI was eliminated in its entirety.

Termination of Exclusivity. The exclusivity provisions of the LOI were terminated in their entirety, and discussions between the parties are now non-exclusive.

Non-Binding Effect. The LOI, as amended, is non-binding, except for certain surviving provisions relating to confidentiality, governing law, and dispute resolution. No party has any obligation to negotiate, execute definitive documentation, or consummate the Skycore Acquisition, and any party may terminate discussions at any time without liability.

There can be no assurance that definitive documentation will be executed or that the Skycore Acquisition will be consummated on the terms set forth in the LOI, as amended, on different terms, or at all.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “proposes,” “intends,” “expects,” “anticipates,” “will,” “would,” “may,” and similar expressions, and include, without limitation, statements regarding the negotiation and potential execution of definitive documentation for the Skycore Acquisition, the potential consummation of the Skycore Acquisition, and the anticipated structure, terms, and financing of the Skycore Acquisition.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others: the non-binding nature of the LOI, as amended by the First Amendment, and the right of any party to terminate discussions at any time without liability; the parties’ ability to negotiate, execute, and deliver definitive documentation for the Skycore Acquisition; the outcome of the Company’s due diligence; the Company’s ability to obtain any financing, and to satisfy any regulatory, stock exchange, or stockholder approval requirements, applicable to the Skycore Acquisition; general market, economic, and business conditions; and the other risks and uncertainties described in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Letter of Intent, effective as of June 30, 2026, by and among Z Squared Inc., MN Data Centers JV LLC, and Claw Holdings, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2026

Z SQUARED INC.

By:	/s/ David Halabu
Name:	David Halabu
Title:	Chief Executive Officer

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